Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”), is made this 20th day of May, 2009, by and between FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture (as “Landlord”) and SIEMENS SHARED SERVICES, LLC (Siemens Real Estate Division), a Delaware limited liability company (as “Tenant”).

W I T N E S S E T H:

WHEREAS, NBS Orlando Quad 14, LLC (“NBS”) and Tenant did enter into that certain Lease Agreement (the “Original Lease”), dated as of April 23, 2002, for space in that certain building (the “3500 Building”) at 3500 Quadrangle Boulevard, Orlando, Florida, as more particularly described in the Original Lease (the “Premises).

WHEREAS, NBS did convey its interest in the Building and Original Lease to Landlord.

WHEREAS, Landlord and Tenant did enter into that certain First Amendment to Lease Agreement (the “First Amendment”), dated as of August 27, 2007, for space at 3626 Quadrangle Boulevard, Orlando, Florida.

WHEREAS, the Original Lease as modified by the First Amendment, is herein sometimes collectively referred to as the “Lease”.

WHEREAS, Landlord and Tenant desire to modify and amend the Lease, in the manner and for the purposes herein set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 Dollars ($10.00) and other good and valuable consideration, paid by the parties to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Effective Date. The effective date of this Second Amendment (the “Effective Date”) shall be October 1, 2009. This Second Amendment shall be binding on the parties hereto upon the execution and delivery of this Second Amendment by all parties hereto, notwithstanding that the Effective Date shall be a later date.

2. Premises. Tenant hereby leases and rents from Landlord, and Landlord hereby leases and rents to Tenant, the same space as leased by Tenant under the Lease, being 7,076 rentable square feet, in that certain building located at 3626 Quadrangle Square (which building is adjacent to the 3500 Building and which building is owned by the same owner as the 3500 Building), as well as 52,125 rentable square feet in the 3500 building, for a total of 59,201 rentable square feet leased by Tenant (collectively, the “Premises”).

3. Lease Extension Term. The term of lease for the Premises shall be extended by two (2) years (the “Extension Term”), through September 30, 2011, unless sooner terminated in accordance with the Lease. Tenant has no further rights to extend or renew the term of the Lease.

4. Base Rent. The Premises shall be leased at the rate of Base Rent on a per square foot per annum basis for the Extension Term, and Tenant hereby covenants and agrees to pay Landlord, the amounts as follow:

Period	Annual Base Rent (per square foot, per annum)	Monthly Base Rent	Annual Base Rent
October 1, 2009 - September 30, 2010	$15.53	$76,615.96	$919,391.53
October 1, 2010 - September 30, 2011	$16.00	$78,934.67	$947,216.00

Such Base Rent shall be payable at the times and in the manner that Rent is paid under the Original Lease, from and after the Effective Date. Upon request of either Landlord or Tenant, Landlord will forward to Tenant, Landlord’s account information and wire transfer instructions so that Tenant can pay all Base Rent and Additional Rent by wire transfer of immediately available federal funds.

5. Operating Costs and Taxes. (a) Tenant’s Share of Operating Costs, as defined in the Original Lease, shall be due from Tenant with respect to the Premises for the Extension Term, in the same manner and at the same time as such Operating Costs are due with respect to the Premises, under the Original Lease.

(b) Tenant’s Share of Taxes, as defined in the Original Lease, shall be due from Tenant with respect to the Premises for the Extension Term, in the same manner and at the same time as such Taxes are due with respect to the Premises, under the Original Lease.

6. Tenant Improvement Allowance. (a) Tenant shall take and accept the Premises in its current, “as is” condition. Work in the Premises, if any, shall be performed under Tenant’s supervision and direction (and Landlord shall not be responsible for such work). Work shall take place while Tenant is in occupancy of the Premises. Work shall be performed based upon plans approved by Landlord, in Landlord’s reasonable discretion, at reasonable times, using contractors and subcontractors consented to by Landlord, in Landlord’s reasonable judgment.

(b) Landlord shall provide a tenant improvement allowance in connection with the Extension Term and for use on improvements, alterations, modifications, and any other changes in or related to the Premises (but not for the purchase of equipment or other personal property), of Four and No/100 Dollars ($4.00) per rentable square foot therein, or $236,804.00 in the aggregate (the “Extension Allowance”). Tenant may apply the Extension Allowance against the cost of the improvements described in Exhibit A attached hereto and any other improvements approved by the Landlord, provided that Landlord first approves the final plans for the location, configuration, and specifications of such improvements as required above. Any portion of the Extension Allowance not funded on or before September 30, 2010 shall belong to and shall be retained by Landlord.

(c) Within thirty (30) days after receipt of Tenant’s written request, Landlord shall reimburse Tenant for reasonable expenses incurred by Tenant in constructing such tenant improvements, alterations, modifications, and changes to the extent of the Extension Allowance, provided: (A) such request is accompanied by a copy of the invoice for such expenses marked “paid”; (B) copies of all contracts, bills, vouchers, change orders and other information relating to the expenses for which reimbursement is being sought as may be requested by Landlord shall be made available to Landlord by Tenant; (C) the work and materials for which payment is requested are in substantial accordance with the final working drawings approved by Landlord; (D) the work for which Landlord’s approval is required and payment is requested has been performed by a contractor reasonably approved by Landlord; and (E) the work and materials for which payment is requested have been physically incorporated into the Premises, free of any security interest, lien or encumbrance, as evidenced by reasonable and appropriate lien waivers and affidavits requested by Landlord.

7. Broker Disclosure. No Agent has acted as agent for Landlord in this transaction. The Princeton Group (Leo Orsi), a real estate broker licensed in the State of Florida, has acted as agent for Tenant in this transaction and is to be paid a commission by Landlord pursuant to a separate agreement. Landlord represents that it has dealt with no other broker other than the broker(s) identified herein. Landlord agrees that, if any other broker makes a claim for a commission based upon the actions of Landlord, Landlord shall indemnify, defend and hold Tenant harmless from any such claim. Tenant represents that it has dealt with no broker other than the broker(s) identified herein. Tenant agrees that, if any other broker makes a claim for a commission based upon the actions of Tenant, Tenant shall indemnify, defend and hold Landlord harmless from any such claim. If the State of Florida provides for broker liens, Tenant will cause its broker to execute a customary lien waiver, adequate under the law of the state where the Building is located, to extinguish any lien claims such broker may have in connection with this Second Amendment.

8. Defined Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Original Lease.

9. No Other Modifications. Except as expressly modified by this Second Amendment, the Lease remains unmodified and in full force and effect.

10. Transfer, Successors and Assigns. This Second Amendment shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective transfers, successors and assigns.

11. Time of Essence. Time is of the essence of this Second Amendment.

12. Florida Law. This Second Amendment shall be construed and interpreted under the laws of the State of Florida.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to be executed under seal and delivered, on the day and year first above written.

“Landlord”

FUND XIII AND FUND XIV ASSOCIATES, a Georgia joint venture

By:	Wells Real Estate Fund XIII, L.P., a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Senior Vice President

By:	Wells Real Estate Fund XIV, L.P., a Georgia limited partnership

By:	Wells Capital, Inc., a Georgia corporation, its general partner

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Senior Vice President

[TENANT’S SIGNATURE ON FOLLOWING PAGE]

Siemens Shared Services, LLC

By:	/s/ Catherine M. Davidson

Attest:	Catherine M. Davidson
Its:	General Manager

By:	/s/ Denise A. Kaplan

Attest:	Denise A. Kaplan
Its:	Business Administrator

(CORPORATE SEAL)

EXHIBIT A

Improvements to be charged against Allowance

•	Install programmable thermostats Approximately $10K

•	Re-lamp all lighting: retrofit, change wattage, replace ballasts and bulbs Approximately $50K

•	Paint some interior sections: Approximately $5K ALREADY DONE 3/21/09

•	UPS – replace batteries, add battery time Approximately $25K

•	Build-out conference rooms 161, 501, 519, 205, 210

Add under-carpet flat wiring for electric and data runs

Install drop down screens (becomes building property at lease end)

Install wiring to accommodate the above

•	ADA Accommodations: ALREADY DONE Approximately $35K

Electric openers at both lobby doors, payroll, men/women RR

Move / add badge readers as necessary

•	Reconfigure space to remove manager cubes and other reconfiguration per ISDG recommendations

•	Tear-down or reconfigure imaging room #131, incl new build-out

•	Convert some space in central area to conference space / team rooms:

152, 142A, 152A, 135, 123, 120, 117B-back to storage

•	Upgrade break room (flooring, décor)

•	Enlarge men’s & women’s bathrooms by adding 1 – 2 additional stalls/urinals in each